UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - April 6, 2023

ONCOR ELECTRIC DELIVERY COMPANY LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-100240	75-2967830
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1616 Woodall Rodgers Fwy., Dallas, Texas 75202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code - (214) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	OTHER EVENTS.

As previously reported, in May 2022 Oncor Electric Delivery Company LLC (“Oncor”) filed a request for a comprehensive base rate review with the Public Utility Commission of Texas (“PUCT”) and the 209 cities in its service territory that have retained original jurisdiction over rates (PUCT Docket No. 53601). On April 6, 2023, the PUCT signed a final order addressing the matters presented in the proceeding (the “Order”). Oncor estimates that the Order results in an average increase over 2021 test year adjusted annualized revenue of 1.4%, and would result in an aggregate annualized revenue increase over the 2021 test year of approximately $79 million.

Key findings made by the PUCT in the Order include:

•	setting Oncor’s authorized return on equity at 9.7%, a decrease from its current authorized return on equity of 9.8%;

•	maintaining Oncor’s current regulatory capital structure at 57.5% debt to 42.5% equity;

•	approving Oncor’s requested regulatory asset amortization period of 5 years;

•	excluding from rate base certain employee benefit related costs and an acquisition premium relating to certain facilities acquired by Oncor in 2019; and

•	approving Oncor’s requested increase in its annual self-insurance reserve accrual for storm related costs.

Oncor is required to file tariffs to implement new rates reflecting the terms of the Order by April 26, 2023. The new rates will be implemented once the tariffs are approved, which is expected to occur before the end of May 2023.The Order is subject to motions for rehearing and appeals.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements relating to Oncor within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. All statements, other than statements of historical facts, that are included herein, that address activities, events or developments that Oncor expects or anticipates to occur in the future (often, but not always, through the use of words or phrases such as “estimates,” “would result,” “is expected to,” “will continue,” “is anticipated,” “should,” “projection,” “target,” “goal,” “objective” and “outlook”), are forward-looking statements. Although Oncor believes that in making any such forward-looking statement its expectations are based on reasonable assumptions, any such forward-looking statement involves risks, uncertainties and assumptions that could cause actual results to differ materially from those projected in such forward-looking statements, including legislation, governmental policies and orders and regulatory actions and legal and administrative proceedings and settlements. Further discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in filings made by Oncor with the U.S. Securities and Exchange Commission. Specifically, Oncor makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. Any forward-looking statement speaks only as of the date on which it is made, and, except as may be required by law, Oncor undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. As such, you should not unduly rely on such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOR ELECTRIC DELIVERY COMPANY LLC

By:	/s/ Kevin R. Fease
Name:	Kevin R. Fease
Title:	Vice President and Treasurer

Dated: April 11, 2023